                           (FORM OF FACE OF SECURITY)

         THIS SECURITY (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHIN THE "UNITED STATES" OR TO "U.S. PERSONS" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, REPRESENTS, ACKNOWLEDGES AND AGREES FOR THE BENEFIT OF THE COMPANY THAT: (I) IT HAS ACQUIRED A "RESTRICTED" SECURITY WHICH HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT; (II) IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF EXCEPT (A) TO YOUTH SERVICES INTERNATIONAL, INC., (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (D) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, (E) IN A TRANSACTION ARRANGED BY A BROKER OR DEALER REGISTERED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, TO AN "ACCREDITED INVESTOR" (WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT) THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS CONFIRMED IN AN OPINION OF COUNSEL ACCEPTABLE IN FORM AND SUBSTANCE TO THE ISSUER OF THIS SECURITY AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND (III) IT WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THIS SECURITY OF THE RESALE RESTRICTIONS SET FORTH IN (II) ABOVE. IF ANY RESALE OR OTHER TRANSFER OF THIS SECURITY IS PROPOSED TO BE MADE PURSUANT TO CLAUSE II(E) ABOVE PRIOR TO THE DATE WHICH IS THREE YEARS AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, THE TRANSFEROR SHALL DELIVER A LETTER FROM THE TRANSFEREE CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY. ANY OFFER, SALE OR OTHER DISPOSITION PURSUANT TO THE FOREGOING CLAUSE (II)(D), (E) OR (F) IS SUBJECT TO THE RIGHT OF THE ISSUER OF THIS SECURITY AND THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO THEM IN FORM AND SUBSTANCE.

                       Youth Services International, Inc.

                    (Incorporated in the State of Maryland)

                 7% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2006
                             CUSIP NO. 987816 AB 1

No. R[1][2][3]-_________________                        U.S. $________________

         Youth Services International, Inc., a corporation duly incorporated and existing under the laws of the State of Maryland (the "Company"), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of __________ Dollars on February 1, 2006 upon presentation and surrender hereof and to pay interest thereon, from the most recent interest payment date to which interest has been paid or duly provided for under the Original Debenture (as defined on the reverse hereof) surrendered in exchange for this Security or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for hereunder, semiannually in arrears on February 1 and August 1 in each year (each an "Interest Payment Date"), at the rate of 7% per annum until the principal hereof is paid or made available for payment.

         Additional provisions of this Security are set forth on the reverse hereof, which additional provisions shall for all purposes have the same effect as if set forth at this place.

         This Security shall not become valid or enforceable for any purpose unless and until the certificate of authentication hereon shall have been manually signed by a duly authorized signatory of the Trustee.

         IN WITNESS WHEREOF, the Company has caused this Security to be duly executed in its corporate name by the manual or facsimile signature of a duly authorized signatory.

Dated:

                                       YOUTH SERVICES INTERNATIONAL, INC.
[Corporate Seal]

                                       By:
                                           -------------------------------
                                           Name:
                                           Title:


Attest:

________________________


                         CERTIFICATE OF AUTHENTICATION

                 This is one of the Securities described in the within-mentioned Indenture.

                                       Authenticated by or on behalf of
                                       THE CHASE MANHATTAN BANK,
                                        as Trustee



                                       By:
                                          --------------------------------
                                               Authorized Signatory

                        (FORM OF REVERSE OF SECURITIES)

1. General. This Security is one of a duly authorized issue of securities of the Company designated as its 7% Convertible Subordinated Debentures due 2006 (herein called the "Securities"), limited in aggregate principal amount to U.S. $31,600,000. The Securities are issuable as registered securities, without coupons, in denominations of U.S. $1,000 and integral multiples thereof. The registered holder of a Security shall (to the fullest extent permitted by applicable law) be treated at all times, by all persons and for all purposes as the absolute owner of such Security, regardless of any notice of ownership, theft or loss or of any writing thereon. The Securities are direct and unsecured obligations of the Company, subordinated as set forth in the Indenture and described in Section 7 hereof. There are no restrictions herein or in the Indenture on other indebtedness or securities which may be incurred or issued by the Company.

         The Company has entered into an Indenture dated as of October 15, 1996 (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 as in effect on the date of the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the holders of Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The holders of the Securities will be entitled to the benefits of, be bound by, and be deemed to have notice of, all of the provisions of the Indenture. A copy of the Indenture is on file and may be inspected at the offices of the Trustee. Capitalized terms used herein shall have the meanings given them in the Indenture.

         The Securities are, or are to be, issued pursuant to an exchange offer made by the Company pursuant to which holders of certain 7% Convertible Subordinated Debentures due 2006 of the Company issued pursuant to a Fiscal Agency Agreement may exchange such Debentures for a like principal amount of Securities.


2. Interest. Interest hereon shall be calculated on the basis of a 360-day year comprised of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the Record Date for such interest payment, which shall be the January 15 or July 15 (whether or not a Business
Day) next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may be paid at any time in any lawful manner, all as more fully provided in the

Indenture. Payment of interest on this Security shall be made by United States dollar check drawn on a bank in the City of New York and mailed to the person entitled thereto at his address as it shall appear in the Security Register, or (if arrangements satisfactory to the Company and the Trustee are made) by wire transfer to a United States dollar account maintained by the payee with a bank in the City of New York; provided, however, that if such mailing is not possible and no such application shall have been made, payment of interest shall be made at the principal corporate trust office of the Trustee, or such other office or agency of the Company as may be designated for such purpose in the City of New York.

         The Company will pay, as additional interest, to the holder of this Security who is a United States Alien such amounts as may be necessary in order that every net payment of the principal of and premium, if any, of and interest on this Security and any cash payment made in lieu of issuing shares of Common Stock upon conversion of this Security, after withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority thereof or therein, will not be less than the interest provided herein to be then due and payable; provided, however, that the foregoing obligation to pay such additional interest is subject to the restrictions set forth in the Indenture.

3. Redemption. The Company, at its option, may redeem the Securities, in whole or in part, at any time or times on and after February 1, 1999, upon notice as set forth in the Indenture, at the redemption prices equal to that percentage of their principal amount set forth below, together with accrued and unpaid interest to the date fixed for redemption, at any time from and after February 1 of the respective years:



                                                                    Premium
                                                                    -------
                          1999                                       103%
                          2000                                       102%
                          2001                                       101%
                          2002 and thereafter                        100%

If fewer than all of the then outstanding Securities are to be redeemed, the Securities to be redeemed will be selected by the Trustee not more than 75 days prior to the date fixed for redemption, by such method as the Trustee shall deem fair and appropriate. The Company may elect to redeem Securities held by a United States Alien in the event of a change in tax law results in the Company being required to pay additional interest on such Securities, as set forth in the Indenture.

         Upon the consummation of a purchase, merger, acquisition, or other transaction involving a Change in Control with respect to the Company (a "Designated Event"), then the holder of this Security shall have the right, at such holder's option, exercised in accordance with the Indenture, to require the Company to purchase this Security, in whole but not in part, on the Holder Redemption Date (as defined below) for a cash amount equal to 100% of the principal amount, together with accrued interest to the Holder Redemption Date. Within 30 days following any Designated Event, if the purchase by the Company of Securities would result in a default under any Credit Agreement, the Company will (i) repay in full all debt under such Credit Agreement or offer to repay in full all such debt and repay such debt of each lender or other financial institution which has accepted such offer or (ii) obtain the requisite consent under any such Credit Agreement to permit the purchase of the Securities as provided for herein. The Company shall first comply with the covenant in the preceding sentence before it shall be required to purchase Securities upon the exercise by a holder of its redemption right as described herein. Each holder of a Security desiring to exercise the option for redemption upon the occurrence of a Designated Event shall, as a condition to such redemption, on or before the close of business on the fifth business day prior to the Holder Redemption Date, surrender the Security to be redeemed, in whole but not in part, together with the Redemption Notice hereon duly executed at the place or places specified in the notice of redemption and otherwise comply with the provisions of the Indenture. A holder of a Security who has tendered a Redemption Notice (i) will be entitled to revoke its election by delivering a written notice of such revocation together with the holder's non-transferable receipt for such Security to the office or agency of the Company designated as the place for the payment of the Securities to be so redeemed on or before the Holder Redemption Date and (ii) will retain the right to convert its securities into shares of Common Stock of the Company on or before the close of business on the Business Day immediately prior to the Holder Redemption Date.

         Notice of redemption will be given by the Company by publication in an Authorized Newspaper on a Business Day in the City of New York. In the case of a redemption in whole at the option of the Company, notice will be given once not more than 60 nor less than 30 days prior to the date fixed for redemption. In the case of a partial redemption at the option of the Company, notice will be given twice, the first such notice to be given not more than 60 nor less than 45 days prior to the date fixed for redemption and the second such notice to be given not more than 45 nor less than 30 days prior to the date fixed for redemption. Neither the failure to give notice nor any defect in any notice given to any particular holder of a Security shall affect the sufficiency of any notice with respect to other Securities.

         If notice of redemption has been given in the manner set forth in this
Section 3, the Securities so to be redeemed shall be paid and redeemed by the Company on the applicable redemption date specified in such notice and upon presentation and surrender of the Securities at the place or places specified in the notice and in the manner and currency specified in the Indenture and at the redemption price together with accrued interest, if any, to the redemption date. From and after the redemption date, if monies for the redemption of Securities shall have been available at the principal corporate trust office of the Trustee for redemption on the redemption date, the Securities shall cease to bear interest and the only right of the holders of such Securities shall be to receive payment of the redemption price together with accrued interest to the redemption date.

         Reference is made to the Indenture for a full description of the rights and obligations, and the limitations thereon, of the Company to redeem the Securities.

4. Conversion. Subject to and upon compliance with the provisions of the Indenture, a holder of Securities is entitled, at such holder's option, at any time on or after the Registration Date and prior to the close of business on February 1, 2006, to convert such Security at the principal amount thereof (or any portion of the principal amount thereof which is $1,000 or an integral multiple thereof), into fully paid and nonassessable shares of Common Stock of the Company (calculated as to each conversion to the nearest 1/1000 of a share) at a Conversion Price equal to $12.47 aggregate principal amount of Securities for each Conversion Share (or at the current adjusted Conversion Price if an adjustment has been made as provided in the Indenture). The holder shall affect such Conversion by surrender of the Security together with (a) instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the registered holder or by his duly authorized attorney, and
(b) the Conversion Notice hereon duly executed at the principal corporate trust office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the City of New York. If any Security or a portion thereof is called for redemption, the right to convert such Security (or such portion thereof) shall expire at the close of business on the Business Day immediately preceding the date fixed for redemption or the Holder Redemption Date (provided that in the latter case the holder shall have revoked his redemption in accordance with Section 3 hereof).

         In the case of any Security which is converted after any Record Date and on or prior to the next succeeding Interest Payment Date (except in the case of Securities or portions thereof which are called for redemption on a redemption date within such period), interest payable on such Interest Payment Date shall be payable notwithstanding such conversion, and such interest shall be paid to the person in whose name that Security is registered at the close of business on such Record Date. Except as otherwise provided in the immediately preceding sentence, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends or distributions on the Conversion Shares issued upon conversion. No fractions of shares or scrip representing fractions of shares will be issued or delivered on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. All calculations regarding conversions will be made to the nearest cent or to the nearest 1/1000 of a share, as the case may be.

         In case of any consolidation with, or merger of the Company into, any other corporation, or in case of any merger of another corporation into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), or in case of any sale or transfer of all or substantially all of the assets of the Company, upon consummation of such transaction this Security shall, without consent of the holder, automatically become convertible only into the kind and amount of securities, cash or other assets which the holder of the Security would have owned immediately after the consolidation, merger, sale or transfer if the holder had converted the Security at the conversion price in effect immediately before the effective date of the transaction.

         Reference is made to the Indenture for a full description of the rights of holders and obligations of the Company, and the limitations thereon, to convert this Security.

5. Events of Default. In the event that any Event of Default shall occur and be continuing, then the holder of this Security may, at such holder's option, declare the principal of this Security and the interest accrued hereon to be due and payable immediately by written notice to the Company and the Trustee, and if any such Event of Default shall continue at the time of receipt of such written notice, the principal of this Security and the interest accrued hereon shall become immediately due and payable, subject to the provisions of the Indenture. Additionally, if an Event of Default occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities shall have already become due and payable, the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Securities, by notice in writing to the Company (and to the Trustee if given by the holders of Securities), may declare the entire principal of all of the Securities and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, subject to the provisions of the Indenture. Any acceleration of this Security this Section 5 shall not affect the subordination provisions set forth in Section 7 hereof.

         The rights of the Trustee and the holders, the obligations of the Company and the restrictions on such rights and obligations upon the occurrence of an Event of Default are as set forth in the Indenture.

6. Merger, Consolidation, Sale, Conveyance or Assumption. The Company will not merge or consolidate with, or sell or convey all or substantially all of its assets to, any other corporation (for purposes hereof "corporation" shall include business trusts, limited partnerships, business corporations and other business entities), unless (a) the Company shall be the surviving corporation in the case of a merger or the surviving or transferee corporation shall expressly assume the due and punctual payment of all the Securities and the due and punctual performance of all of the covenants and obligations of the Company under the Securities and the Indenture, by supplemental agreement, (b) the surviving, resulting or transferee corporation, if not organized and validly existing under the laws of the United States, shall expressly agree to make payments under the Securities free of any deduction or withholding for or on account of taxes, levies, imposts and charges whatsoever imposed by or for the account of the jurisdiction where such successor corporation is generally subject to taxation, and (c) the Company or such successor corporation, as the case may be, shall not, immediately after such event, be in default in the performance of any covenants or obligations of the Company under the Securities or the Indenture.

         Upon any merger, consolidation, sale, conveyance or assumption as provided in this Section 6, the successor or assuming corporation shall succeed to and be substituted for, and may exercise every right and power of and be subject to all the obligations of, the Company under the Securities and the Indenture, with the same effect as if such successor or assuming corporation had been named as the Company therein and herein and the Company shall be released from its liability as obligor under the Securities and the Indenture.

7. Agreement of Subordination of Securities. The payment of the principal of and interest on each and all of the Securities is subordinated and subject in right of payment, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of the Company and this Security is issued subject to such provisions.

         Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

8. Replacement, Transfer and Exchange of Securities. In case any Security shall at any time become mutilated, destroyed, stolen or lost and such Security or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required) shall be delivered to the Trustee, a new Security of like tenor and date, will be issued by the Company in exchange for the Security so mutilated, or in lieu of the Security so destroyed, stolen or lost, but, in the case of a destroyed, stolen or lost Security only upon receipt of evidence satisfactory to the Trustee and the Company that such Security was destroyed, stolen or lost, and if required by the Trustee or the Company, upon receipt also of indemnity satisfactory to the Trustee and the Company. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Security shall be borne by the owner of the Security so mutilated, destroyed, stolen or lost.

         As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable at the principal corporate trust office of the Trustee in the City of New York or the offices of the paying agencies as designated by the Company for such purpose pursuant to the Indenture, for an equal aggregate principal amount of Securities of authorized denominations as requested by the holder surrendering the same and the transfer of Securities is registrable on the Security Register upon surrender of a Security for registration of transfer at the office or agency of the Trustee in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the duly executed by, the holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expenses of delivery by other than regular mail (if any) and except, if the Company shall so require, the payment of a sum sufficient to cover any tax or other governmental charge or insurance charges that may be imposed in relation thereto, will be borne by the Company.

9. Modifications and Amendments. Without the consent of any holders of Securities, modifications of or amendments to the Indenture may be made: (a) to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company in the Indenture or the Securities; (b) to add to the covenants of the Company for the benefit of the holders of Securities, or to surrender any right or power herein conferred upon the Company; (c) to make provision with respect to the conversion rights of holders of Securities; (d) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein; and (e) to make any other provisions with respect to matters or questions arising under this Security or the Indenture, provided such action shall not adversely affect the interests of the holders of Securities.

10. Meetings and Votes of Holders. The holders of Securities have certain rights regarding the calling of meetings of holders of Securities and the voting thereat as set forth in the Indenture.

11. Non-Business Days. In any case where the date of maturity of the principal of or interest on the Securities or the date fixed for redemption of any Security shall be at any place of payment a day other than a Business Day, then payment of principal or interest need not be made on such date at such place but may be made on the next succeeding Business Day at such place of payment, with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

12. Trustee. The Company has initially appointed Chase Manhattan Bank (the "Trustee") as Trustee and as registrar, transfer agent, paying agent and conversion agent acting through the Trustee's principal corporate trust office in the City of New York. The Company may at any time terminate the appointment of the registrar and such agents and appoint additional or other registrars and agents or approve any change in an office through which the registrar or any agent acts; provided that until all of the Securities have been delivered to the Trustee for cancellation, or monies sufficient to pay the Securities have been made available for payment and either paid or returned to the Company as provided in the Securities and the Indenture, the Company will maintain a paying agent and a conversion agent in the City of New York in the United States for the payment of the principal and interest on Securities and for the surrender of Securities for conversion or redemption.

         For a description of the duties and the immunities and rights of the Trustee, reference is made to the Indenture, and the obligations of the Trustee to the holder hereof are subject to such immunities and rights.

13. Notices. All notices to the holders of Securities will be published on a Business Day in an Authorized Newspaper in the City of New York. It is expected that publication in the City of New York will be made in The Wall Street Journal (Eastern edition). Notices shall be deemed to have been given on the date of publication as aforesaid or, if published on different dates, on the date of the first such publication. A copy of each notice will be mailed by the Trustee, on behalf of and at the expense of the Company, by first-class mail to each holder of a Security at the registered address of such holder as the same shall appear in the Security Register on the day fifteen days prior to such mailing.

14. Governing Law. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws. The Company has appointed CT

Corporation System as its agent upon whom process may be served in any suit, action or proceeding relating to or arising out of this Security or the Indenture, with a copy to the Company at 2 Park Center Court, Suite 200, Owings Mills, Maryland 21117.

15. Authentication. This Security shall not become valid or obligatory for any purpose until the certificate of authentication hereon shall have been duly signed by or on behalf of the Trustee acting under the Indenture.

         The Company will furnish a copy of the Indenture upon written request and without charge. Requests may be made to Youth Services International, Inc., 2 Park Center Court, Owings Mills, Maryland 21117, Attention: Secretary.

                                TRANSFER NOTICE

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto: __________________________________ whose taxpayer identification number is ________________ and whose address including postal/zip code is______________________________ ____________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing ___________________ attorney-in-fact to transfer said Security on the books of the Company with full power of substitution in the premises.

         In connection with the transfer of this Security, the undersigned certifies that (check one):

/ /      (a)     This Security is being transferred pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") in compliance with the Securities Act.

/ /      (b)     This Security is being transferred pursuant to Rule 144 under the Securities Act (an opinion of counsel reasonably acceptable to the Company addressed to the Company and the Trustee and in form and scope satisfactory to the Company to the effect that the proposed transfer of such Security is to be made in compliance with Rule 144 is attached hereto).

/ /      (c)     This Security is being transferred to a "qualified
                 institutional buyer" (as defined in Rule 144A under the Securities Act) in compliance with the exemption from registration under the Securities Act provided by Rule 144A.

/ /      (d)     This Security is being transferred in an Offshore Transaction
                 (as defined in Regulation S under the Securities Act) in compliance with the exemption from registration under the Securities Act provided by Regulation S.

/ /      (e)     This Security is being transferred to an "accredited investor"
                 (within the meaning of Rule 501(a) under the Securities Act) in a transaction not involving any general solicitation or general advertising and in connection with which transfer the Company has received, if it has so requested, an opinion of counsel (satisfactory to it in form and substance) to the effect that the transfer is being made pursuant to an exemption from the registration requirements of the Securities
                 Act.

/ /      (f)     This Security is being transferred to Youth Services
                 International, Inc.

/ /      (g)     Transfer other than those above in connection with which the
                 Company has received an opinion of counsel (satisfactory to it in form and substance) to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Dated:_____________               Name:
                                       ------------------------------

                                  By:
                                     --------------------------------

                                  Title:
                                        -----------------------------


NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without enlargement or any change whatsoever.

                                  SIGNATURE GUARANTEED


                                  -----------------------------------

TO BE COMPLETED BY A BROKER OR DEALER IF (d) ABOVE IS CHECKED:

         The undersigned represents and warrants that (i) it is a broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, (ii) each person which will become a beneficial owner of this Security upon transfer is an investor which is an "accredited investor" (within the meaning of Rule 501(a) under the Securities Act); (iii) no general solicitation or general advertising was made or used by it in connection with the offer and sale of this Security to such person(s); and (iv) each such person has been notified that this Security has not been registered under the Securities Act and is subject to the restrictions on transfer of the Security set forth herein and in the Indenture.

Dated:
      ------------------               -----------------------------------

                                       By:
                                          --------------------------------


         IF NONE OF THE FOREGOING BOXES IS CHECKED, THE TRUSTEE SHALL NOT BE OBLIGATED TO REGISTER THE TRANSFER OF THIS SECURITY UNLESS AND UNTIL THE CONDITIONS TO ANY SUCH TRANSFER OF REGISTRATION SET FORTH HEREIN, ON THE FACE HEREOF AND IN THE INDENTURE SHALL HAVE BEEN SATISFIED.





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
                               CONVERSION NOTICE


         The undersigned holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is U.S. $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Youth Services International, Inc. in accordance with the terms of this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares or Securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:
      -----------------------          -----------------------------------
                                       Signature
                                       MUST BE GUARANTEED IF THE STOCK IS TO
                                       BE ISSUED IN A NAME OTHER THAN THE
                                       REGISTERED HOLDER OF THE SECURITY

If shares or Securities are to             If only a portion of the
registered in the name of a                Securities is to be converted
Person other than the holder,              please indicate:
please print such person's name
and address and, if this is a              1. Principal Amount to be
Restricted Security, complete              converted: U.S.$_________
Transfer Notice:

                                           2. Denomination of Securities
----------------------------               representing unconverted
     Name of Transferee                    principal amount to be
                                           converted:  U.S. $__________

-----------------------------
                                           Denominations:  U.S.$______
                                           (U.S. $1,000 or an integral
                                           multiple thereof)
-----------------------------
Address of Transferee






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





                       REDEMPTION NOTICE UNDER SECTION 3


         The undersigned holder of this Security hereby requests and instructs the Company to redeem this Security in accordance with the terms of Section 3 of this Security and directs that a check in payment of the redemption amount be delivered to the undersigned unless a different name has been indicated below. The undersigned understands that this request can be revoked by delivering written notice to the Trustee on or before the Holder Redemption Date, together with the undersigned's non-transferable receipt for such Security.

Dated:_______________



                                       -----------------------------------
                                       Signature
                                       MUST BE GUARANTEED IF CHECK IS TO
                                       BE MADE PAYABLE TO A NAME OTHER
                                       THAN THE REGISTERED HOLDER OF THE
                                       SECURITY



If a check in payment of the
redemption amount is to be
delivered to a person other
than the holder, please print
such person's name and address:

-----------------------------

-----------------------------

-----------------------------


                                                  HOLDER

                                       Please print name and address
                                       of holder:

                                       -----------------------------------

                                       -----------------------------------

                                       -----------------------------------

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